Exhibit 99.1

FOR IMMEDIATE RELEASE

Yerbaé Joins TikTok Shop to Accelerate Growth and Expand Digital Reach

SCOTTSDALE, Ariz., May 28, 2025 — Yerbaé Brands Corp. (TSX-V: YERB.U; OTCQX: YERBF) (“Yerbaé” or the “Company”), a plant-based functional beverage corporation, has announced its launch on TikTok Shop. This initiative utilizes one of the fastest-growing e-commerce platforms to enhance its direct-to-consumer reach and increase sales. The Company aims to use its expanded digital presence to benefit the combined company resulting from the proposed merger with Safety Shot (Nasdaq: SHOT) (“Safety Shot”) following the completion of the transaction.

As social commerce reshapes the way consumers discover and purchase products, TikTok Shop has emerged as a game-changer for brands, driving explosive growth through seamless in-app shopping experiences. With millions of daily users engaging in content-driven purchases, TikTok’s e-commerce model is revolutionizing retail, offering brands a powerful new way to connect with engaged buyers at an unprecedented scale.

“TikTok Shop is transforming the way consumers interact with brands, and we see this as a major growth opportunity for Yerbaé” said Todd Gibson, Co-Founder and CEO of Yerbaé. “By tapping into TikTok’s massive, engaged audience, we can bring our plant-based energy drinks directly to consumers in a way that is dynamic, interactive, and scalable.”

To maximize this opportunity, Yerbaé plans on launching strategic partnerships with content creators on TikTok, integrating the brand into viral trends, challenges, and influencer-driven campaigns to boost brand awareness and drive direct sales. These partnerships will allow Yerbaé to capitalize on TikTok’s unique ability to create rapid, organic product discovery, giving the brand an edge in the highly competitive beverage industry.

Yerbaé’s entry into TikTok Shop aligns with its broader digital-first growth strategy, allowing the brand to leverage data-driven marketing, real-time consumer insights, and targeted content to fuel expansion. This move also looks to strengthen the Company’s upcoming merger with Safety Shot as well as Yerbaé’s ability to engage with younger, health-conscious consumers who are actively seeking better-for-you beverage options.

Investors and consumers alike can follow Yerbaé’s journey on TikTok and shop directly at Yerbaé’s TikTok Shop.

For more information on Safety Shot’s proposed acquisition of Yerbaé, see the Company’s news release dated January 8, 2025 and proxy circular dated May 5, 2025 filed under its profile on SEDAR+ at www.sedarplus.ca.

Yerbaé Brands Corp.

Founded in 2017 by Todd Gibson and Karrie Gibson, Yerbaé Brands Corp., (TSX-V: YERB.U; OTCQX: YERBF) is disrupting the functional beverage marketplace with great tasting, zero sugar, zero calorie beverages, while using plant-based ingredients that are designed to meet the needs of the wellness forward consumer. Harnessing the power of nature, Yerbaé’s key ingredient (yerba mate, a South American herb) is known to produce 196 different vitamins, minerals and nutrients as well as caffeine.

By combining yerba mate with its premium ingredients and flavors, Yerbaé provides consumers with a no compromise functional beverage solution. All Yerbaé beverages are zero calorie, zero sugar, non-GMO, and gluten free.

Find us @DrinkYerbaé on Instagram, Facebook, Twitter and TikTok, or online at https://yerbae.com.

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com, www.walmart.com and Amazon. The company is introducing business-to-business sales of Sure Shot to distributors, retailers, restaurants, and bars throughout 2025.

Contact Information:

For Yerbaé

Investors:

investors@yerbae.com

480.471.8391

Todd Gibson, CEO

todd@yerbae.com

480.471.8391

For Safety Shot

Investor Relations:

CORE IR

516 222 2560

investors@drinksafetyshot.com

Media Contact:

CORE IR

Jules Abraham

516 222 2560

julesa@coreir.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the applicable securities laws. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, statements regarding the TikTok Shop’s ability to help Yerbaé grow and capitalize on growing consumer demand for plant-based, better-for-you alternatives in the beverage sector, particularly via the digital space, Yerbaé plans on launching strategic partnerships with content creators on TikTok and the proposed transaction with Safety Shot. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, Yerbaé’s inability to grow its presence within the digital marketing space and, in connection therewith, its ability to capitalize on the growing demand for plant-based, better-for-you alternatives in the beverage sector; the ability to attract and engage content creators on TikTok to market the Company’s products; the ability of the Company to close its transaction with Safety Shot; changes in applicable laws or regulations; the possibility that Yerbaé may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties not in the direct control of the Company. Moreover, Yerbaé operates in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Yerbaé’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. Yerbaé gives no assurance that it will achieve the expectations stated herein. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Yerbaé assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.